Exhibit 99.1

VITAMIN SHOPPE, INC.
300 Harmon Meadow Blvd Secaucus, NJ 07094 (201) 868-5959 www.vitaminshoppe.com	NEWS RELEASE

Vitamin Shoppe, Inc. Announces Third Quarter 2017 Results
Third Quarter 2017 Highlights:
-Total Comparable Sales Down 6.6%, down 5.8% excluding hurricane impact
- GAAP loss per share of $3.72, includes impairment charges of $106.0 million
- Launched Sales Driving and Customer Acquisition Initiatives
- SPARK Auto Delivery - Over 200,000 Subscriptions in First Six Weeks
- Improving Trends in New Customer Acquisition

SECAUCUS, N.J., November 8, 2017 -- Vitamin Shoppe, Inc. (NYSE: VSI), an omni-channel, specialty retailer and manufacturer of nutritional products, today announced preliminary results for the three months ended September 30, 2017. Total net sales in the third quarter were $288.2 million compared to $314.9 million in the same period of the prior year. Reported basic and fully diluted loss per share in third quarter 2017 was $3.72, compared to fully diluted earnings per share of $0.48 in third quarter 2016. Results in third quarter 2017 include the following pre-tax expenses; $105.7 million for intangible asset impairment charges and $3.9 million associated with the closure of the New Jersey distribution center and Nutri-Force turnaround, while third quarter 2016 results include approximately $1.4 million of costs related to strategic initiatives. Excluding these items in both periods, adjusted EPS loss for third quarter 2017 was $0.03 and adjusted EPS for third quarter 2016 was $0.50. (Refer to Table 4 at the end of this press release.) In addition, we estimate that the impact from hurricanes in 3Q17 was $0.05 per share.
Commenting on the quarter’s results, Colin Watts, Chief Executive Officer of the Vitamin Shoppe stated, “The competitive environment remains elevated and challenging. While we are disappointed with overall third quarter financial results, we are seeing progress when compared with the second quarter. During the third quarter we accelerated the roll-out of several key initiatives focused on customer acquisition, price/value with our new “Shop with Confidence” program and customer retention and replenishment. We are encouraged with the improving trends in customer traffic, new customer acquisition and unit growth. Additionally, customer signups for our innovative SPARK Auto Delivery program are performing ahead of expectations.”
Third Quarter 2017 Results
Total sales of $288.2 million in the quarter were 8.5% lower than the same period of the prior year. Total comparable sales were down 6.6% in the quarter, or 5.8% when excluding the impact from hurricanes. Retail comps declined 7.0%, while vitaminshoppe.com comparable sales were down 5.0%. The decrease in comparable sales was due to ongoing challenges with the sports nutrition division and comparing against a sales promotion that was not repeated this year. The Company opened three stores in the quarter.

Manufacturing sales to the Vitamin Shoppe increased 43.1%, while third party sales decreased 58.2% from the same period of the prior year as the Company continues to streamline this business.
Cost of goods sold, which includes product, distribution, manufacturing and store occupancy costs, decreased $10.7 million, or 5.0%, to $202.1 million for the three months ended September 30, 2017, compared with $212.8 million for the three months ended September 24, 2016. During the quarter, the Company recorded $2.0 million in expenses related to the closure of the New Jersey distribution center.
Gross profit of $86.1 million was 15.7% lower than $102.1 million in third quarter 2016. Reported gross profit as a percentage of net sales was 29.9% in third quarter 2017, compared to 32.4% in the same period of 2016. Excluding the inventory charge mentioned above, gross profit was $88.0 million in the quarter and the adjusted gross profit as a percentage of sales was 30.5%. The third quarter 2017 year over year decrease was primarily due to deleverage in occupancy and supply chain from lower sales as well as additional investments in pricing and promotions. This was partially offset by improvements in margin from favorable category and private brands mix shifts, lower costs through new vendor partnerships and improvements from Nutri-Force.
Reported selling, general and administrative expenses (SG&A), including operating payroll and related benefits and advertising expense, was $88.5 million for the quarter ended September 30, 2017, compared with $81.7 million for the quarter ended September 24, 2016. SG&A in third quarter 2017 included $2.1 million in turnaround expenses for Nutri-Force and costs associated with closing the New Jersey distribution center. SG&A in third quarter 2016 included $1.4 million related to strategic initiatives. Excluding these items for both periods, SG&A as a percent of revenue was 30.0% in third quarter 2017 and 25.5% in third quarter 2016. This deleveraging is mainly driven by a combination of store payroll, advertising, other store operating costs and increases in corporate costs. (For further information on adjustments see Table 4 at the end of this release.)
During the third quarter the decline in the Company’s market capitalization triggered the need for further interim impairment testing. Based on this analysis, a non-cash impairment charge to write down the value of goodwill for the retail reporting unit and tradename was recorded in the amount of $105.7 million.
The overall effective tax rate for the quarter was impacted by goodwill impairment not being deductible in determining taxable income for 2017.
Reported operating loss in third quarter 2017 of $108.3 million compared to operating income of $20.3 million in the same period of the prior year. Adjusted for the items noted in the preceding paragraphs, income from operations was $1.3 million in third quarter 2017 and $21.6 million in third quarter 2016. As a percentage of sales, and adjusted for the items noted above, operating income was 0.5% in third quarter 2017 and 6.9% in third quarter 2016. (See Table 4.)
Reported net loss was $86.2 million for third quarter 2017 compared to net income of $11.4 million in the same period of the prior year. Reported loss per share was $3.72 in third quarter 2017, compared to earnings per share of $0.48 in third quarter 2016. Earnings per share loss, on an adjusted basis (for the items described in Table 4), was $0.03 in third quarter 2017 compared to earnings per share of $0.50 for the third quarter 2016.
Balance Sheet and Cash Flow
Cash and equivalents at September 30, 2017 were $1.9 million. At quarter end, the Company had $12.0 million borrowed on its revolving line of credit and a convertible notes liability with a total face value of $143.8 million. Availability on the revolving line of credit as of September 30, 2017 was $75.2 million with the ability to increase by an additional $60 million at the Company’s option.

Capital expenditures were $14.9 million in the quarter. Funds were primarily expended on the new distribution center, new and remodeled stores, supply chain, digital and other IT investments as well as additional office space to accommodate closing of the North Bergen facility.
2017 Outlook
Consistent with the guidance measures introduced last quarter, the Company is providing guidance around the key levers that drive the business. Specifically:

•	The Company expects full year comparable sales decline rate of negative 7%, which includes the impact from hurricanes.

•
Reported full year gross margin rate of 29.5% to 29.8%. This includes charges associated with the Nutri-Force restructuring and North Bergen closure this year. Excluding these charges, full year gross margins of 30.6% to 30.9% (Refer to Table 5 at the end of this press release.).

•
Full year SG&A expense of $344 million to $346 million including charges associated with the Nutri-Force restructuring. Excluding these charges, full year SG&A expense of $337 million to $339 million (Refer to Table 5 at the end of this press release.).

•
Full year capital expenditures of $50 million, including build out of distribution center in Arizona, IT investments, approximately 15 new stores, 10-15 brand defining store transformations and corporate office expansion in Secaucus to support closure of offices in North Bergen.

Non-GAAP Financial Measures
Adjusted information is non-GAAP financial information. These supplemental non-GAAP measures should not be considered superior to, or a substitute for, and should be considered in conjunction with the GAAP financial measures presented. The Company believes such non-GAAP financial information facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of, or are unrelated to the Company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses such non-GAAP financial information in making financial, operating and planning decisions and evaluating the Company’s and each business segment’s ongoing performance. A reconciliation of adjusted financial information to the most directly comparable financial measures calculated and presented in accordance with GAAP is shown in Tables 4 and 5.
Webcast
Management will host a conference call to discuss the third quarter 2017 results at 8:30 a.m. Eastern Time (ET) today. Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.vitaminshoppe.com. A telephonic replay will be available beginning at 11:30 a.m. ET on November 8, 2017 and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 for international callers. The passcode for the replay is 2236943. The telephonic replay will be available until 11:59 p.m. ET on November 15, 2017. The webcast will also be archived on the company’s website at www.vitaminshoppe.com in the investor relations section.

About the Vitamin Shoppe, Inc. (NYSE:VSI)
Vitamin Shoppe is an omni-channel, specialty retailer and contract manufacturer of nutritional products based in Secaucus, New Jersey. In its stores and on its website, the Company carries a comprehensive retail assortment including: vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering products from approximately 900 national brands, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, True Athlete®, MyTrition®, plnt®, ProBioCare®, Next Step® and Betancourt Nutrition® brands. The Vitamin Shoppe conducts business through more than 775 company-operated retail stores under The Vitamin Shoppe and Super Supplements retail banners, and through its website, www.vitaminshoppe.com. Follow the Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.
Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those that contain words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, product liability claims and recalls, the availability of insurance, the strength of the economy, changes in the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, trade restrictions, changes in tax policy, regulatory restrictions, political environment, availability of suitable store locations at appropriate terms, ecommerce relationships, disruptions of manufacturing, warehouse or distribution facilities or information systems, and other specific factors discussed herein and in SEC filings by the Company (including reports on Forms 10-K and 10-Q filed with the SEC). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, it cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward looking statements speak only as of the date when made and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

CONTACTS:
Analysts and Investors:	Media:
Kathleen Heaney	Crystal Carroll
646-912-3844 OR 201-552-6430	201-552-6328
ir@vitaminshoppe.com	crystal.carroll@vitaminshoppe.com

TABLE 1
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016
Net sales	$288,186	$314,887	$909,924	$984,378
Cost of goods sold	202,062	212,762	638,371	658,182
Gross profit	86,124	102,125	271,553	326,196
Selling, general and administrative expenses	88,459	81,655	258,443	257,522
Goodwill, tradename and store fixed-asset impairment charges	106,000	197	274,090	415
Income (loss) from operations	(108,335)	20,273	(260,980)	68,259
Interest expense, net	2,426	2,363	7,212	6,977
Income (loss) before provision (benefit) for income taxes	(110,761)	17,910	(268,192)	61,282
Provision (benefit) for income taxes	(24,611)	6,547	(33,619)	24,704
Net income (loss)	$(86,150)	$11,363	$(234,573)	$36,578

Weighted average common shares outstanding
Basic	23,152,645	23,578,334	23,070,781	24,048,201
Diluted	23,152,645	23,769,726	23,070,781	24,239,254
Net income (loss) per common share
Basic	$(3.72)	$0.48	$(10.17)	$1.52
Diluted	$(3.72)	$0.48	$(10.17)	$1.51

TABLE 2
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SEGMENT DATA, KEY PERFORMANCE INDICATORS AND STORE INFO
($ in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016
Net sales:
Retail	$282,408	$301,077	$884,599	$946,004
Manufacturing	20,872	24,357	65,886	65,695
Segment net sales	303,280	325,434	950,485	1,011,699
Elimination of intersegment revenues	(15,094)	(10,547)	(40,561)	(27,321)
Net sales	$288,186	$314,887	$909,924	$984,378

Income (loss) from operations:
Retail	$16,104	$34,344	$74,531	$116,451
Manufacturing	(4,530)	(734)	(23,643)	(2,818)
Corporate costs	(119,909)	(13,337)	(311,868)	(45,374)
Income (loss) from operations	$(108,335)	$20,273	$(260,980)	$68,259

Decrease in total comparable net sales	(6.6)%	(1.9)%	(7.1)%	(0.5)%
Decrease in comparable store net sales	(7.0)%	(2.3)%	(6.8)%	(1.4)%
Increase (decrease) in VS.com comparable net sales	(5.0)%	1.7%	(11.6)%	6.8%

Gross profit as a percent of net sales	29.9%	32.4%	29.8%	33.1%
Income (loss) from operations as a percent of net sales	(37.6)%	6.4%	(28.7)%	6.9%

Capital Expenditures	$14,936	$10,223	$43,314	$31,228
Depreciation and Amortization	$7,709	$9,372	$23,548	$28,812

Store Data:
Stores open at beginning of period	783	771	775	758
Stores opened	3	5	12	23
Stores closed	(2)	(2)	(3)	(7)
Stores open at end of period	784	774	784	774

Total retail square footage at end of period (in thousands)	2,733	2,710	2,733	2,710

TABLE 3
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,904	$2,833
Accounts receivable, net of allowance of $1,934 and $1,061 in 2017 and 2016, respectively	2,922	7,367
Inventories	247,213	241,736
Prepaid expenses and other current assets	39,772	33,717
Total current assets	291,811	285,653
Property and equipment, net of accumulated depreciation and amortization of $338,394 and $305,777 in 2017 and 2016, respectively	154,496	139,132
Goodwill	—	210,633
Other intangibles, net	19,579	79,489
Deferred taxes	50,574	16,847
Other long-term assets	2,550	2,430
Total assets	$519,010	$734,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$12,000	$11,000
Accounts payable	63,591	65,606
Accrued expenses and other current liabilities	65,508	57,499
Total current liabilities	141,099	134,105
Convertible notes, net	125,013	120,874
Deferred rent	40,092	37,489
Other long-term liabilities	2,030	1,720

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; 250,000,000 shares authorized and no shares issued and outstanding at September 30, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 24,167,733 shares issued and 23,972,519 shares outstanding at September 30, 2017, and 23,585,240 shares issued and 23,424,055 shares outstanding at December 31, 2016	242	236
Additional paid-in capital	86,639	80,727
Treasury stock, at cost; 195,214 shares at September 30, 2017 and 161,185 shares at December 31, 2016	(6,995)	(6,430)
Retained earnings	130,890	365,463
Total stockholders’ equity	210,776	439,996
Total liabilities and stockholders' equity	$519,010	$734,184

TABLE 4
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SUPPLEMENTAL OPERATING DATA
(Unaudited)

Amounts in millions except per share data
Figures may not sum due to rounding
	Gross		Goodwill, Tradename and Store Fixed-Asset Impairment	Operating	Net	Diluted
	Profit	SG&A	Charges	Income (Loss)	Income (Loss)	EPS
Three months ended September 30, 2017:
As Reported	$86.1	$88.5	$106.0	$(108.3)	$(86.2)	$(3.72)
Goodwill impairment (1)	—	—	(46.3)	46.3	46.3	2.00
Tradename impairment (2)	—	—	(59.4)	59.4	36.6	1.58
Distribution center closing costs (3)	2.0	(0.3)	—	2.3	1.4	0.06
Nutri-Force turnaround costs (4)	(0.2)	(1.8)	—	1.7	1.0	0.04
As Adjusted	$88.0	$86.4	$0.3	$1.3	$(0.8)	$(0.03)

Three months ended September 24, 2016:
As Reported	$102.1	$81.7	$0.2	$20.3	$11.4	$0.48
Cost reduction project (5)	—	(2.3)	—	2.3	1.4	0.06
Canada store closing costs (6)	—	0.9	—	(0.9)	(0.9)	(0.04)
As Adjusted	$102.1	$80.3	$0.2	$21.6	$11.8	$0.50

Nine months ended September 30, 2017:
As Reported	$271.6	$258.4	$274.1	$(261.0)	$(234.6)	$(10.17)
Goodwill impairment (1)	—	—	(210.6)	210.6	197.6	8.57
Tradename impairment (2)	—	—	(59.4)	59.4	36.6	1.59
Nutri-Force turnaround costs (4)	10.5	(5.5)	—	16.0	9.7	0.42
Store impairment charges (7)	—	—	(3.8)	3.8	2.3	0.10
Distribution center closing costs (3)	2.0	(0.3)	—	2.3	1.4	0.06
As Adjusted	$284.1	$252.7	$0.3	$31.1	$13.0	$0.56

Nine months ended September 24, 2016:
As Reported	$326.2	$257.5	$0.4	$68.3	$36.6	$1.51
Cost reduction project (5)	—	(3.8)	—	3.8	2.3	0.10
Canada stores closing costs (6)	(0.2)	(2.1)	—	1.9	1.9	0.08
Super Supplements conversion costs (8)	(0.2)	(1.3)	—	1.0	0.6	0.03
Reinvention strategy costs (9)	—	(0.5)	—	0.5	0.3	0.01
As Adjusted	$325.8	$249.9	$0.4	$75.5	$41.7	$1.72

(1) Impairment charges on the goodwill of the retail segment.
(2) Impairment charge on the Vitamin Shoppe tradename.
(3) Costs related to the closing of the North Bergen, New Jersey distribution center.
(4) The costs represent restructuring costs related to the turnaround of Nutri-Force.
(5) Outside consulting costs relating to a project to identify and implement cost reduction opportunities.
(6) Costs primarily include lease termination charges. The credit during the three months ended September 24, 2016 relates to a reversal of lease liabilities previously accrued.
(7) Impairment charges on the fixed assets of retail locations still in use in the Company's operations.
(8) Costs primarily related to the closure of the Seattle distribution center.
(9) The costs represent outside consultants fees in connection with the Company's "reinvention strategy".

TABLE 5
VITAMIN SHOPPE, INC. AND SUBSIDIARY
ADJUSTED 2017 GUIDANCE
(Unaudited)

Dollars in millions
Figures may not sum due to rounding
Fiscal Year Ending December 30, 2017 (Projected)

Gross Margin Rate - GAAP basis	29.5% to 29.8%
Nutri-Force turnaround costs	0.8%
Closing of North Bergen facility	0.3%
Gross Margin Rate - Adjusted basis	30.6% to 30.9%

SG&A - GAAP basis	$344 to $346
Nutri-Force turnaround costs	(7)
SG&A - Adjusted basis	$337 to $339